UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2014

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, in satisfaction of the Purchase Agreement (defined below), the Board of Directors (the “Board”) of Orchids Paper Products Company (the “Company”) appointed Mario Armando Garcia Franco (“Garcia”) as a member of the Board. Garcia was not appointed to any committees at this time.

Garcia, age 62, is President and co-founder of Fabrica de Papel San Francisco, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Fabrica”). He received a bachelor’s degree in Industrial Engineering from Cetys University and is a graduate of Harvard Business School’s Owner/President Management Program 2005-2007. Since 2000, Garcia has served as chairman of the board of Grupo Industrial Garcia Franco. He also serves on the board of Mexicali Industrial SA, and as chairman of the boards of Inmibiliaria Priga SA and Marfer del Golfo SA.

In connection with Garcia’s appointment as a director, the Company awarded Garcia an option to purchase 5,000 shares of the Company’s common stock, par value $0.001 and entered into an indemnification agreement with Garcia. In addition, the Company will pay Garcia a cash retainer of $30,000 per year.

On June 10, 2014, the Company and its wholly owned subsidiary, OPP Acquisition Mexico, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“Orchids Mexico”) completed the acquisition of certain assets in accordance with the previously announced asset purchase agreement (“Purchase Agreement”) with Fabrica. Pursuant to the terms of the Purchase Agreement, within 30 days following the closing date, the Company had agreed to use its reasonable best efforts to nominate Garcia, or such other person designated by Fabrica reasonably acceptable to the Company, for election as a member of the Board. Under the Purchase Agreement, the Company has agreed to continue to use its reasonable best efforts to maintain Garcia as a member of the Board through the earlier of (i) the date of termination or expiration of the supply agreement with Fabrica or (ii) such time that Fabrica and its affiliates, collectively, beneficially own less than five percent (5%) of the number of shares of the Company’s common stock that were outstanding as of the closing of the NYSE MKT exchange on the closing date of the Purchase Agreement.

There are no further arrangements or understandings between Garcia and any other persons pursuant to which he was appointed as a director. There is no family relationship between Garcia and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There is no former employment relationship between the Company and Garcia.

As the president and controlling owner of each of Fabrica and Elgin Finance & Investment Corp. (“Elgin”), Garcia has a financial interest in the Purchase Agreement, the Assignment and Assumption of Supply Agreement entered into in connection therewith between Elgin and the Company, and the related transactions and agreements as previously disclosed in the Company’s filings with the Securities and Exchange Commission. Except for the transactions effected, and agreements entered into, in connection with the Purchase Agreement, Garcia has not been a party to any transaction, or had an interest in a transaction, with the Company or any subsidiary or affiliate thereof since the beginning of the Company’s last fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: June 16, 2014	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer